FOR IMMEDIATE RELEASE

Generation Income Properties Reports First Quarter Results, Operational Update, Initiates an Exploration of Strategic Alternatives

TAMPA, FL / ACCESS Newswire / May 19, 2025 – Generation Income Properties, Inc. (NASDAQ:GIPR) ("GIPR" or the "Company"), a net lease real estate investment trust (REIT), announced its three-month financial and operating results for the period ended March 31, 2025. The Company further announces that its Board of Directors (the "Board") has initiated a review of strategic alternatives for the Company (the "Strategic Review") to identify opportunities to maximize value for the Company’s shareholders. The Strategic Review will be led by a Special Committee of the Board which is comprised solely of independent directors (the "Special Committee").

The Special Committee has determined to initiate the process to review strategic alternatives for the Company following inbound expressions of interest. The Board will consider a broad range of opportunities and evaluate the credibility and viability of those opportunities to maximize shareholder value, and such opportunities may include, but not be limited to, a sale, merger, or other strategic or financial transaction.

The Board has not set a timetable for the conclusion of its evaluation, nor has it made any decisions related to any potential strategic alternatives at this time. The Company does not intend to comment on this review of strategic alternatives until it deems further disclosure is appropriate or necessary. There can be no assurances as to the outcome or timing of such review, or whether any particular transaction may be pursued or consummated.

Quarter Highlights

(For the 3 months ended March 31, 2025)

•
Generated net loss attributable to GIP common shareholders of $2.7 million, or ($0.50) per basic and diluted share.
•
Generated net loss Core FFO of $168 thousand, or $0.03 per basic and diluted share.
•
Generated net loss Core AFFO of $39 thousand, or $0.01 per basic and diluted share.

FFO and related measures (such as Core FFO and Core AFFO) are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to Core FFO and Core AFFO is included at the end of this release.

Portfolio

• Approximately 65% of our portfolio’s annualized rent as of March 31, 2025, was derived from tenants that have (or whose parent company has) an investment grade credit rating from a recognized credit rating agency of “BBB-” or better. Our largest tenants are the General Service

Administration, Dollar General, and the City of San Antonio, who collectively contributed approximately 36% of our portfolio’s annualized base rent as of March 31, 2025.

• Our portfolio is 93% leased and occupied and tenants are currently 100% rent paying.

• Approximately 92% of the leases in our current portfolio (based on ABR as of March 31, 2025) provide for increases in contractual base rent during future years of the current term or during the lease extension periods.

• Average effective annual rental per square foot is $15.24.

Liquidity and Capital Resources

• $631 thousand in total cash and cash equivalents as of March 31, 2025.

• Total mortgage loans, net was $64.6 million as of March 31, 2025.

Financial Results

• During the three months ended March 31, 2025, total revenue from operations remained flat at $2.4 million, as compared for the three months ended March 31, 2024.

• Operating expenses, including G&A, for the three months ended March 31, 2025, were $3.8 million as compared to $3.6 million for the three months ended March 31, 2024. Compensation costs decreased by $41,270, or approximately 14.6% as management optimized staffing levels and overhead to align with the Company’s scale.

• Net loss attributable to common shareholders was $2.7 million for the three months ended March 31, 2025, as compared to $2.9 million for the three months ended March 31, 2024.

Commenting on the quarter, a letter from CEO David Sobelman:

To the Shareholders of Generation Income Properties, Inc.,

As we continue to navigate a dynamic economic landscape, I want to reiterate our ongoing commitment to improving our financial foundation and long-term positioning. While the environment presents challenges, it also presents opportunities. Our recent efforts, which I highlight below, focus on placing the company on firmer financial ground while remaining open to strategic growth.

Strengthening the Balance Sheet

We are actively progressing on our debt restructuring plans. As previously communicated, we are under contract to sell two assets—our Auburn University-leased property in Huntsville, AL, and a Starbucks in Tampa, FL—both of which are under the same loan structure. These transactions are expected to close by the end of May or early June 2025. Upon closing, we will retire approximately $10.7 million in debt, significantly reducing our debt service obligations and enhancing our liquidity.

Importantly, a third property under this same loan—the 7-Eleven location in Washington, D.C.—will become completely debt-free, allowing us to retain income from that asset with no encumbrances. In addition, we expect to receive approximately $1 million currently held by the lender, which we intend to deploy toward other outstanding debt obligations and other capital needs.

We are also in ongoing discussions with lending partners to evaluate refinancing and potential new financing structures aligned with future acquisitions and UPREIT contributions. We will act prudently and only pursue such initiatives when market conditions and strategic alignment support accretive growth.

Equity Strategy and Capital Optimization

A key priority for 2025 remains the restructuring or recapitalization of the preferred equity used to acquire the Modiv portfolio in 2023. While this capital is not due to fully mature until August 2026, we recognize the cost burden it places on our long-term growth potential. We are actively exploring options to optimize this element of our capital structure, including discussions that could involve broader preferred equity consolidation or other structures that replace this equity in our overall capitalization. Our aim is to position the company for greater flexibility and scalability as opportunities arise.

Portfolio Performance and Tenant Engagement

Despite the macroeconomic crosswinds, our portfolio remains stable. We closely monitor the financial health of our tenants and their performance at each location. The first quarter of 2025 provided a reminder of market unpredictability, when a GSA tenant in California issued a lease termination notice, through the DOGE initiative — only to rescind it in April, reinstating the lease and full rent.

We continue to see positive tenant behavior, including early lease renewals that reflect a desire to maintain strategic real estate footprints. This aligns well with our long-term investment thesis and validates the selectivity of our acquisition strategy. These early renewals are a strong signal of tenant commitment and portfolio resilience.

Market Observations

The net lease sector continues to experience a muted transaction environment. Newmark reports that deal volume in our segment has declined for nearly 12 consecutive quarters—a trend driven largely by the sharp contrast between today’s interest rates and the ultra-low rate environment of 2020–2021.

While interest rates have stabilized somewhat from their 2023 highs—with the 10-year Treasury currently hovering just below 4.50%—we still see lenders incorporating wider spreads to cushion for market volatility. This cautious stance underscores the importance of maintaining strong lender relationships and being agile in our capital planning.

Looking Ahead

In order to continue to evaluate the multitude of options for the future direction of the Company, the independent Board of Directors recently formed of a committee to evaluate potential strategic alternatives for Generation Income Properties, and I want to provide additional context and clarity to this effort. This step is part of a thoughtful and deliberate process—not an indication of a predetermined outcome. Rather, it reflects the increased inbound interest we've received from a range of parties, some with proven credibility and others less so. Our goal is to ensure a comprehensive, disciplined review of all credible opportunities that may enhance shareholder value.

This letter is intended to provide transparency and context—not just updates. We recognize that the economic environment is evolving quickly, and we're committed to staying nimble while protecting shareholder interests. Whether through financial restructuring or evaluating strategic alternatives, our guiding principle remains constant: What is in the best interest of our shareholders?

We approach the remainder of 2025 with clarity, focus, and a disciplined mindset. While challenges persist, so too do opportunities for a stronger and more resilient future.

Thank you for your continued trust and support. I look forward to keeping you updated on our progress.

Sincerely,

David Sobelman
CEO, Generation Income Properties, Inc.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail, office, and industrial net lease properties in densely populated submarkets. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. These statements include, but are not limited to, statements regarding our exploration of strategic alternatives, the timing thereof, and future prospects. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2025, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Notice Regarding Non-GAAP Financial Measures

In addition to our reported results and net earnings per diluted share, which are financial measures presented in accordance with GAAP, this press release contains and may refer to certain non-GAAP financial measures, including Funds from Operations ("FFO"), Core Funds From Operations ("Core FFO"), Adjusted Funds from Operations (“AFFO”), and Core Adjusted Funds from Operations ("Core AFFO"). We believe the use of Core FFO and Core AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and related measures should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures. You should not consider our Core FFO, or Core AFFO as an alternative to net income or cash flows from operating activities determined in accordance with GAAP. Our reconciliation of non-GAAP measures to the most directly comparable GAAP financial measure and statements of why management believes these measures are useful to investors are included below.

Generation Income Properties, Inc
Consolidated Balance Sheets

	As of March 31,	As of December 31,
	2025	2024
	(unaudited)
Assets
Investments in real estate
Land	25,689,428	23,288,811
Building and site improvements	72,147,330	67,647,250
Acquired tenant improvements	2,605,429	2,384,076
Acquired lease intangible assets	11,416,179	10,504,740
Less: accumulated depreciation and amortization	(13,374,019)	(12,462,091)
Net real estate investments	98,484,347	91,362,786
Cash and cash equivalents	630,557	612,939
Restricted cash	34,500	34,500
Deferred rent asset	373,344	331,837
Prepaid expenses	111,087	140,528
Accounts receivable	176,761	48,118
Escrow deposits and other assets	1,017,514	1,233,123
Held for sale assets	9,805,718	6,732,001
Right-of-use asset, net	6,048,033	6,067,958
Total Assets	$116,681,861	$106,563,790

Liabilities and Equity
Liabilities
Accounts payable	641,602	171,262
Accrued expenses	1,493,285	1,127,896
Accrued expense - related party	798,036	683,347
Acquired lease intangible liabilities, net	1,537,734	1,036,274
Insurance payable	-	40,835
Deferred rent liability	335,675	176,017
Lease liability, net	6,477,460	6,464,901
Loan payable - related party	5,500,000	5,500,000
Mortgage loans, net of unamortized debt discount of $1,569,096 and $1,103,336 at March 31, 2025 and December 31, 2024, respectively, and debt issuance costs	64,614,931	58,340,234
Derivative liabilities	423,753	169,685
Total liabilities	81,822,476	73,710,451

Redeemable Non-Controlling Interests	31,402,450	26,664,545

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 5,443,188 shares issued and outstanding at March 31, 2025 and December 31, 2024.	54,431	54,431
Additional paid-in capital	29,019,047	29,019,047
Accumulated deficit	(26,009,404)	(23,277,545)
Total Generation Income Properties, Inc. Stockholders' Equity	3,064,074	5,795,933

Non-Controlling Interest	392,861	392,861
Total equity	3,456,935	6,188,794

Total Liabilities and Equity	$116,681,861	$106,563,790

Generation Income Properties, Inc
Consolidated Statements of Operations
(unaudited)

	Three Months ended March 31,
	2025	2024
Revenue
Rental income	$2,371,297	$2,274,730
Other income	10,298	158,443
Total revenue	2,381,595	2,433,173

Expenses
General and administrative expense	505,378	449,797
Building expenses	636,225	654,667
Depreciation and amortization	1,292,761	1,226,605
Interest expense, net	1,182,267	1,020,741
Compensation costs	240,745	282,015
Total expenses	3,857,376	3,633,825
Operating loss	(1,475,781)	(1,200,652)
Other expense	(286)	-
(Loss) gain on derivative valuation	(293,499)	380,550
Dead deal expense	(27,894)	-
Loss on held for sale asset valuation	-	(1,058,994)
Net loss	(1,797,460)	(1,879,096)
Less: Net income attributable to non-controlling interests	934,399	946,124
Net loss attributable to Generation Income Properties, Inc.	(2,731,859)	(2,825,220)
Less: Preferred stock dividends	-	95,000
Net loss attributable to common shareholders	(2,731,859)	(2,920,220)

Total Weighted Average Shares of Common Stock Outstanding – Basic & Diluted	5,443,188	4,390,489

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(0.50)	$(0.67)

The following tables reconcile net loss, which we believe is the most comparable GAAP measure, to FFO, Core FFO, AFFO and Core AFFO:

	Three Months Ended March 31,
	2025	2024

Net loss	$(1,797,460)	$(1,879,096)
Other expense	(286)	-
Loss (gain) on derivative valuation	293,499	(380,550)
Depreciation and amortization	1,292,761	1,226,605
Funds From Operations	$(211,486)	$(1,033,041)
Amortization of debt issuance costs	42,533	47,780
Non-cash stock compensation	-	94,935
Adjustments to Funds From Operations	42,533	142,715
Core Funds From Operations	$(168,953)	$(890,326)

Net loss	$(1,797,460)	$(1,879,096)
Other expense	(286)	-
Loss (gain) on derivative valuation	293,499	(380,550)
Depreciation and amortization	1,292,761	1,226,605
Amortization of debt issuance costs	42,533	47,780
Above and below-market lease amortization, net	59,962	67,786
Straight line rent, net	41,508	4,764
Adjustments to net loss	$1,729,977	$966,385
Adjusted Funds From Operations	$(67,483)	$(912,711)

Dead deal expense	$27,894	$-
Loss on held for sale asset valuation	-	1,058,994
Non-cash stock compensation	-	94,935
Adjustments to Adjusted Funds From Operations	$27,894	$1,153,929
Core Adjusted Funds From Operations	$(39,589)	$241,218

Our reported results are presented in accordance with GAAP. We also disclose funds from operations ("FFO"), adjusted funds from operations ("AFFO"), core funds from operations ("Core FFO") and core adjusted funds of operations ("Core AFFO") all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO and related measures do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income or loss as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude non-recurring or extraordinary items (as defined by GAAP), net gains from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. We then adjust FFO for non-cash revenues and expenses such as amortization of deferred financing costs, above and below market lease intangible amortization, straight line rent adjustment where the Company is both the lessor and lessee, and non-cash stock compensation to calculate Core AFFO.

FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. We believe that Core FFO and Core AFFO are useful measures for management and investors because they further remove the effect of non-cash expenses and certain other expenses that are not directly related to real estate operations. We use each as measures of our performance when we formulate corporate goals.

As FFO excludes depreciation and amortization, gains and losses from property dispositions that are available for distribution to stockholders and non-recurring or extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income or loss. However, FFO should not be viewed as an alternative measure of our operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties which could be significant economic costs and could materially impact our results from operations. Additionally, FFO does not reflect distributions paid to redeemable non-controlling interests.

Investor Contacts
Investor Relations
ir@gipreit.com